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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                                 Date of Report
                             (Date of earliest event
                                   reported):

                                October 10, 2000
                           --------------------------



                           ENTERPRISES SOLUTIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its Charter)


            Nevada                   000-28195                 88-0232148
(State or other jurisdiction        (Commission              (IRS Employer
  of incorporation)                 File Number)           Identification No.)



      140 Wood Road, Suite 200
           Braintree, MA                                        02184
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code: 781-356-4387
                                                    781-356-4413
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                                                                      FORM 8-K

                           ENTERPRISES SOLUTIONS, INC.


ITEM 5.  OTHER EVENTS

(a)      Action by Securities and Exchange Commission

         On October 10, 2000, the Securities and Exchange Commission (the "Commission") requested the U.S. District Court for the Southern District of New York in the case brought by the Commission against the Company, John A. Solomon, the Company's CEO, and certain other parties, that the Court enter judgment consistent with the proposed Final Judgment as to the Company and the Consent and Undertakings of the Company incorporated therein (the "Final Judgment"), agreed to by the Company and the Commission. The Court's entry of the Final Judgment would conclude this litigation between the Company and the Commission. For a more detailed description of this litigation, reference is made to the Company's Annual Report on Form 10-KSB (Amendment No. 3, filed with the Commission on October 4, 2000).

(b) Determination of Company with Respect to August 1999 Private Placement of Common Stock

         At a meeting held on October 12, 2000, the Board of Directors of the Company made the determination that the consideration received by the Company with respect to 934,180 shares of common stock issued in an August 1999 private placement of units of common stock and warrants was inadequate, based on the market price for the common stock and other private sales made by the Company in that time period. The Board of Directors determined that the Company should consult with counsel as to the proper procedures under Nevada law and other applicable Federal and state laws to cancel these shares and to refund the purchase price therefor, with interest, to the purchasers thereof.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned thereunto duly authorized.

Dated: October 16, 2000

                                    Enterprises Solutions, Inc.


                                    By: /s/ John A. Solomon
                                        ------------------------
                                        John A. Solomon,
                                        President and Chief Executive Officer